Exhibit 1.01

Conflict Minerals Report of General Cable Corporation in Accordance with Rule
13p-1 under the Securities Exchange Act of 1934

Introduction

This Conflict Minerals Report (this “Report”) of General Cable Corporation (“General Cable,” “we,” “us,” or “our”) for calendar year 2017 has been prepared in accordance with Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. Please refer to the Rule, Form SD and Release No. 34-67716 issued by the Securities and Exchange Commission (“SEC”) on August 22, 2012 for definitions to the terms used in this Report, unless otherwise defined herein.

The SEC adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants who manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, “3TG metals”) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. General Cable has determined that certain of its operations manufacture, or contract to manufacture products, which contain 3TG metals that are necessary to the functionality or production of such products.

Description of General Cable’s Products Covered by this Report

This Report relates to products (i) for which conflict minerals are necessary to the functionality or production of those products, (ii) that were manufactured or contracted for manufacture by General Cable, and (iii) for which the manufacture was completed during calendar year 2017 (the “Covered Products”).

Reasonable Country of Origin Inquiry

In accordance with the Rule, General Cable conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG metals contained in the Covered Products. This good faith RCOI was reasonably designed to determine whether any of such 3TG metals originated in the Covered Countries and whether any of such 3TG metals may be from scrap/recycled sources.

In 2017, General Cable engaged Assent Compliance Inc. (“Assent”) to assist General Cable with its RCOI. Acting on General Cable’s behalf, Assent conducted the supplier survey portion of General Cable’s RCOI. The survey employed the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative, formerly the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative. The CMRT was created as a common means for the collection of sourcing information related to 3TG metals. It includes questions regarding the supplier’s conflict-free sourcing policy, the engagement process with its direct suppliers, and identification of the smelters used by the supplier.

Suppliers were asked to complete and submit, within a certain time frame, the CMRT. During General Cable’s RCOI, Assent contacted non-responsive suppliers to ensure maximum compliance. Members of Assent made at least three follow-up inquiries to each “failed” supplier who did not respond to the initial survey, by phone or email. Assent reviewed the responses against criteria developed to determine which required further engagement with General Cable’s suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses. General Cable received survey responses from 96 of its 128 total, in-scope, suppliers. Survey responses collectively identified 76 suppliers as potentially having 3TG metals in the products they supply to General Cable.

Through General Cable’s RCOI, some of its suppliers disclosed that scrap/recycled sources of 3TG metals were identified in their supply chains and did not require due diligence. After reviewing the balance of the results of the RCOI and comparing the smelters/refiners identified in the supply-chain survey against verified lists produced by the Responsible Minerals Initiative (RMI), General Cable determined that it had reason to believe that some of the 3TG metals necessary for the functionality of its Covered Products may have originated in a Covered Country. Therefore, General Cable determined that the Rule required that we exercise due diligence on the source and chain of custody of such 3TG metals.

Design of Due Diligence Framework

General Cable designed its due diligence program to conform in all material respects with the OECD (2016) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, an internationally recognized due diligence framework.

Due Diligence Measures Performed

General Cable's due diligence measures included, but were not limited to:

Establishing a Conflict Minerals Policy. We have adopted a conflict minerals policy that includes a statement on General Cable’s commitment to working    with our global supply chain to ensure compliance with the Rule. General Cable’s expectations for its suppliers to participate in our conflict minerals compliance program are also set forth in the policy. The policy is publicly available on our website at the following link: http://www.generalcablecsr.com/citizenship/conflictminerals.asp. If a supplier is unwilling to support General Cable in its conflict minerals program efforts, General Cable may take remediation steps, up to and including alternative sourcing arrangements. General Cable may also take remediation steps if a supplier cannot determine whether its materials or products contain Conflict Minerals.

Education and training to company personnel. General Cable has conducted training of personnel who have influence over sourcing decisions on conflict mineral awareness. This training allows General Cable personnel to understand General Cable’s conflict minerals program.

Maintaining a multi-disciplinary internal team to implement our 3TG metals due diligence measures. General Cable maintains a cross-functional conflict minerals team (“Conflict Minerals Team”), including, but not limited to representatives from legal and supply chain, to direct the execution of our conflict minerals compliance program.

Conducting an internal assessment to identify materials that could contain 3TG metals and suppliers who sourced those materials to General Cable. The Conflict Minerals Team reviews changes in the business to determine if material changes have been made in the way General Cable produces its products and/or if changes have been made in the materials used in its products. When new suppliers are added, the Conflict Minerals Team reviews the suppliers for compliance with its Conflict Minerals Policy. General Cable maintains a compliance helpline whereby employees, suppliers, and other third-parties can report concerns or violations of General Cable’s policies. General Cable also maintains an email address (ConflictMinerals@generalcable.com) for parties to report any questions or concerns related to its Conflict Minerals Policy.

Using a third party service, comparing smelters/refiners identified by suppliers to the RMI lists of verified facilities. In total, General Cable’s suppliers named 7,143 potential smelters/refiners as a result of our survey. For all responses that indicated a smelter/refiner, Assent compared the facilities listed to the list of smelters/refiners maintained by the Responsible Minerals Initiative (RMI). Many of the responses received were duplicates. After eliminating all duplicate and invalid responses, General Cable identified 235 smelters/refiners that may have supplied 3TG metals to its suppliers. Exhibit A contains a list of such known smelters/

refiners reported by General Cable’s suppliers which may have been used to process the 3TG metals utilized in the Covered Products.

If a supplier indicated that the facility was certified as “conflict-free,” Assent confirmed that the name was listed by RMI as a certified conflict-free smelter. Of the 235 smelters/refiners identified by our suppliers, as of May 18, 2018:

•	176 are included on RMI’s conflict-free smelter/refiner lists;

•	10 have not received a conflict-free designation, but have begun participating in an independent third party audit program; and

•	49 have not begun participating in an independent third party audit program.

The vast majority of the responses received provided data at the supplier company level or a division/segment level relative to the supplier, rather than at a level directly relating to a part number that the supplier supplies to General Cable, or were otherwise unable to specify the smelters/refiners used for components supplied to General Cable. General Cable was therefore unable to determine whether any of the 3TG metals that these suppliers reported were contained in components or parts that the suppliers supplied to General Cable or to validate that any of these smelters/refiners were actually in General Cable’s supply chain. Accordingly, we have been unable to definitely link the identified smelters/refiners to only those products/materials in our supply chain; therefore our smelter/refiner list likely contains more processing facilities than are actually in our supply chain or Covered Products. However, based on the information that was obtained, General Cable has reasonably determined that countries of origin of the Conflict Minerals may include the countries listed within Exhibit A.

General Cable is several levels removed from the sources of ores from which 3TG metals contained in the Covered Products are produced and the smelters/refiners that process those ores. General Cable does not make purchases of raw ore or unrefined 3TG metals and makes no purchases in the Covered Countries. General Cable must therefore rely on its suppliers to provide information regarding the origin of the 3TG metals contained in the Covered Products. Accordingly, the efforts we have undertaken to identify the source and chain of custody of the 3TG metals in the Covered Products reflect our circumstances and position in the supply chain. As a result, our inquiry can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the 3TG metals necessary to the functionality of the Covered Products. Our process relies on data obtained directly from our suppliers who seek similar information within their supply chain to identify the original sources of the necessary 3TG metals. Such sources of information may yield inaccurate or incomplete information.

Future Due Diligence Measures

General Cable will continue to take steps to enhance its due diligence program to mitigate the risk that the necessary 3TG metals contained in the Covered Products finance or benefit armed groups in the Covered Countries. The steps include but are not limited to:

•	Continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain;

•	Continuing to identify alternative suppliers for vendors not responding timely and sufficiently;

•	Continuing to identify alternative sources for 3TG metals materials; and

•	Continuing to provide internal education and training to company personnel.

Exhibit A

The information below includes smelter/refiners reported by General Cable’s suppliers, as of May 18, 2018, which may have been used to process the 3TG metals in the Covered Products. However, General Cable cannot confirm which of these smelters/refiners, if any, provided 3TG metals that may be contained in the Covered Products, as General Cable is unable to determine the upstream chain of custody of raw materials in General Cable’s supply chain.

Metal	Smelter/Refiner	Status
Gold	Abington Reldan Metals, LLC	3
Gold	Advanced Chemical Company	1
Gold	African Gold Refinery	3
Gold	Aida Chemical Industries Co., Ltd.	1
Gold	Al Etihad Gold LLC	1
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	1
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	1
Gold	AngloGold Ashanti Córrego do Sítio Mineração	1
Gold	Argor-Heraeus S.A.	1
Gold	Asahi Pretec Corp.	1
Gold	Asahi Refining Canada Ltd.	1
Gold	Asahi Refining USA Inc.	1
Gold	Asaka Riken Co., Ltd.	1
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	3
Gold	AU Traders and Refiners	1
Gold	Aurubis AG	1
Gold	Bangalore Refinery	2
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	1
Gold	Boliden AB	1
Gold	C. Hafner GmbH + Co. KG	1
Gold	Caridad	3
Gold	CCR Refinery - Glencore Canada Corporation	1
Gold	Cendres + Métaux S.A.	1
Gold	Chimet S.p.A.	1
Gold	Chugai Mining	3
Gold	Daejin Indus Co., Ltd.	1
Gold	Daye Non-Ferrous Metals Mining Ltd.	3
Gold	Degussa Sonne / Mond Goldhandel GmbH	3
Gold	DODUCO Contacts and Refining GmbH	1
Gold	Dowa	1
Gold	DS PRETECH Co., Ltd.	2
Gold	DSC (Do Sung Corporation)	1
Gold	Eco-System Recycling Co., Ltd.	1
Gold	Elemetal Refining, LLC	3
Gold	Emirates Gold DMCC	1
Gold	Fidelity Printers and Refiners Ltd.	3

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	3
Gold	Geib Refining Corporation	1
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	1
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	3
Gold	Guangdong Jinding Gold Limited	3
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	3
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	3
Gold	HeeSung	1
Gold	Heimerle + Meule GmbH	1
Gold	Heraeus Metals Hong Kong Ltd.	1
Gold	Heraeus Precious Metals GmbH & Co. KG	1
Gold	Hunan Chenzhou Mining Co., Ltd.	3
Gold	Hwasung CJ Co., Ltd.	3
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	1
Gold	Ishifuku Metal Industry Co., Ltd.	1
Gold	Istanbul Gold Refinery	1
Gold	Italpreziosi	1
Gold	Japan Mint	1
Gold	Jiangxi Copper Co., Ltd.	1
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	1
Gold	JSC Uralelectromed	1
Gold	JX Nippon Mining & Metals Co., Ltd.	1
Gold	Kaloti Precious Metals	3
Gold	Kazakhmys Smelting LLC	3
Gold	Kazzinc	1
Gold	Kennecott Utah Copper LLC	1
Gold	KGHM Polska Miedz Spolka Akcyjna	2
Gold	Kojima Chemicals Co., Ltd.	1
Gold	Korea Zinc Co., Ltd.	1
Gold	Kyrgyzaltyn JSC	1
Gold	Kyshtym Copper-Electrolytic Plant ZAO	3
Gold	L'azurde Company For Jewelry	3
Gold	Lingbao Gold Co., Ltd.	3
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	3
Gold	L'Orfebre S.A.	2
Gold	LS-NIKKO Copper Inc.	1
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	3
Gold	Marsam Metals	1
Gold	Materion	1
Gold	Matsuda Sangyo Co., Ltd.	1
Gold	Metalor Technologies (Hong Kong) Ltd.	1
Gold	Metalor Technologies (Singapore) Pte., Ltd.	1
Gold	Metalor Technologies (Suzhou) Ltd.	1

Gold	Metalor Technologies S.A.	1
Gold	Metalor USA Refining Corporation	1
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	1
Gold	Mitsubishi Materials Corporation	1
Gold	Mitsui Mining and Smelting Co., Ltd.	1
Gold	MMTC-PAMP India Pvt., Ltd.	1
Gold	Modeltech Sdn Bhd	2
Gold	Morris and Watson	3
Gold	Morris and Watson Gold Coast	3
Gold	Moscow Special Alloys Processing Plant	1
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	1
Gold	Navoi Mining and Metallurgical Combinat	3
Gold	NH Recytech Company	2
Gold	Nihon Material Co., Ltd.	1
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	1
Gold	Ohura Precious Metal Industry Co., Ltd.	1
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	1
Gold	OJSC Novosibirsk Refinery	1
Gold	PAMP S.A.	1
Gold	Pease & Curren	3
Gold	Penglai Penggang Gold Industry Co., Ltd.	3
Gold	Planta Recuperadora de Metales SpA	1
Gold	Prioksky Plant of Non-Ferrous Metals	1
Gold	PT Aneka Tambang (Persero) Tbk	1
Gold	PX Précinox S.A.	1
Gold	Rand Refinery (Pty) Ltd.	1
Gold	Refinery of Seemine Gold Co., Ltd.	3
Gold	Remondis Argentia B.V.	2
Gold	Republic Metals Corporation	1
Gold	Royal Canadian Mint	1
Gold	SAAMP	1
Gold	Sabin Metal Corp.	3
Gold	Safimet S.p.A	1
Gold	SAFINA A.S.	2
Gold	Sai Refinery	3
Gold	Samduck Precious Metals	1
Gold	SAMWON Metals Corp.	3
Gold	SAXONIA Edelmetalle GmbH	1
Gold	Schone Edelmetaal B.V.	1
Gold	SEMPSA Joyería Platería S.A.	1
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	3
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	1
Gold	Sichuan Tianze Precious Metals Co., Ltd.	1

Gold	Singway Technology Co., Ltd.	1
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	1
Gold	Solar Applied Materials Technology Corp.	1
Gold	State Research Institute Center for Physical Sciences and Technology	3
Gold	Sudan Gold Refinery	3
Gold	Sumitomo Metal Mining Co., Ltd.	1
Gold	SungEel HiTech	1
Gold	T.C.A S.p.A	1
Gold	Tanaka Kikinzoku Kogyo K.K.	1
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	1
Gold	Tokuriki Honten Co., Ltd.	1
Gold	Tongling Nonferrous Metals Group Co., Ltd.	3
Gold	Tony Goetz NV	3
Gold	TOO Tau-Ken-Altyn	3
Gold	Torecom	1
Gold	Umicore Brasil Ltda.	1
Gold	Umicore Precious Metals Thailand	1
Gold	Umicore S.A. Business Unit Precious Metals Refining	1
Gold	United Precious Metal Refining, Inc.	1
Gold	Universal Precious Metals Refining Zambia	3
Gold	Valcambi S.A.	1
Gold	Western Australian Mint trading as The Perth Mint	1
Gold	WIELAND Edelmetalle GmbH	1
Gold	Yamamoto Precious Metal Co., Ltd.	1
Gold	Yokohama Metal Co., Ltd.	1
Gold	Yunnan Copper Industry Co., Ltd.	3
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	1
Tin	Alpha	1
Tin	An Vinh Joint Stock Mineral Processing Company	3
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	1
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	2
Tin	China Tin Group Co., Ltd.	1
Tin	CNMC (Guangxi) PGMA Co., Ltd.	3
Tin	CV Ayi Jaya	1
Tin	CV Dua Sekawan	1
Tin	CV Gita Pesona	1
Tin	CV Tiga Sekawan	1
Tin	CV United Smelting	1
Tin	CV Venus Inti Perkasa	1
Tin	Dowa	1
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	3
Tin	EM Vinto	1
Tin	Estanho de Rondônia S.A.	3

Tin	Fenix Metals	1
Tin	Gejiu Fengming Metallurgy Chemical Plant	1
Tin	Gejiu Jinye Mineral Company	1
Tin	Gejiu Kai Meng Industry and Trade LLC	1
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	1
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	1
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	3
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	1
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	1
Tin	HuiChang Hill Tin Industry Co., Ltd.	1
Tin	Huichang Jinshunda Tin Co., Ltd.	1
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	1
Tin	Jiangxi New Nanshan Technology Ltd.	1
Tin	Magnu's Minerais Metais e Ligas Ltda.	1
Tin	Malaysia Smelting Corporation (MSC)	1
Tin	Melt Metais e Ligas S.A.	1
Tin	Metallic Resources, Inc.	1
Tin	Metallo Belgium N.V.	1
Tin	Metallo Spain S.L.U.	1
Tin	Mineracao Taboca S.A.	1
Tin	Minsur	1
Tin	Mitsubishi Materials Corporation	1
Tin	Modeltech Sdn Bhd	2
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	3
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	1
Tin	O.M. Manufacturing Philippines, Inc.	1
Tin	Operaciones Metalurgical S.A.	1
Tin	Pongpipat Company Limited	3
Tin	PT Aries Kencana Sejahtera	1
Tin	PT Artha Cipta Langgeng	1
Tin	PT ATD Makmur Mandiri Jaya	1
Tin	PT Babel Inti Perkasa	1
Tin	PT Bangka Prima Tin	1
Tin	PT Bangka Serumpun	1
Tin	PT Bangka Tin Industry	1
Tin	PT Belitung Industri Sejahtera	1
Tin	PT Bukit Timah	1
Tin	PT DS Jaya Abadi	1
Tin	PT Eunindo Usaha Mandiri	1
Tin	PT Inti Stania Prima	1
Tin	PT Karimun Mining	1
Tin	PT Kijang Jaya Mandiri	1
Tin	PT Lautan Harmonis Sejahtera	1

Tin	PT Menara Cipta Mulia	1
Tin	PT Mitra Stania Prima	1
Tin	PT O.M. Indonesia	1
Tin	PT Panca Mega Persada	1
Tin	PT Premium Tin Indonesia	1
Tin	PT Prima Timah Utama	1
Tin	PT Refined Bangka Tin	1
Tin	PT Sariwiguna Binasentosa	1
Tin	PT Stanindo Inti Perkasa	1
Tin	PT Sukses Inti Makmur	1
Tin	PT Sumber Jaya Indah	1
Tin	PT Timah (Persero) Tbk Kundur	1
Tin	PT Timah (Persero) Tbk Mentok	1
Tin	PT Tinindo Inter Nusa	1
Tin	PT Tommy Utama	1
Tin	Resind Industria e Comercio Ltda.	1
Tin	Rui Da Hung	1
Tin	Soft Metais Ltda.	1
Tin	Super Ligas	3
Tin	Thaisarco	1
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	3
Tin	White Solder Metalurgia e Mineração Ltda.	1
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	1
Tin	Yunnan Tin Company Limited	1
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	1
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	1
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	1

* Status Legend:

1.	Included on RMI’s conflict-free smelter/refiner list.

2.	Has not received a conflict-free designation, but has begun participating in an independent third party audit program.

3.	Has not begun participating in an independent third party audit program.

Countries of origin identified:

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Argentina, Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Ecuador, Eritrea, Ethiopia, France, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Kazakhstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Thailand, Togo, Uganda, United Kingdom of Great Britain and Northern Ireland, United States of America, Uzbekistan, Viet Nam, Zimbabwe